                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                January 13, 2000
                Date of report (Date of earliest event reported)

                         Commission File Number: 0-22271

                               CFI MORTGAGE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
            (State or jurisdiction of incorporation or organization)

                         SUITE 500, 601 CLEVELAND STREET
                              CLEARWATER, FL 33755
                     (Address of principal executive office)

                                   65-0127741
                      (IRS Employer Identification Number)

                        Telephone Number: (727) 674-1010
              (Registrant's telephone number, including area code)

                                 Not applicable
             (Former name, former address and former fiscal year, if
                           changed since last report)

Indicate by check mark whether the registrant has (1) filed all reports Required to be filed by Section 13 or 15(d) of the Securities Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was Required to file such reports), and (2) has been subject to filing requirements Within the past 90 days.

                                Yes [ ]    No [X]

Item 2. Acquisition or Disposition of Assets.

On January 13, 2000, the Company completed the acquisition of sixty percent of Inventek, Inc., a Florida corporation, doing business as Surfside Software ("Surfside"). The Company expected to, but at that time did not, acquire from another party an additional five percent of Surfside under the same agreement and terms (later acquired on August 2, 2000) and intended to acquire the remaining thirty percent of Surfside from two other parties under separate terms to be negotiated. The acquisition was completed by means of an exchange of stock, described below. Surfside is engaged in the development and marketing of computer software which is designed to address the needs of motor fleet operators, whether taxi cab and limousine operators or over-the-road trucking companies. Surfside was founded in 1994 by father and son James Furniss and Stephen Furniss, its principal stockholders. Surfside employed 8 persons at the date of the acquisition, significantly all of whom where engaged in software development, as well as Surfside's stockholders and executive officers who were also engaged in sales and marketing. At the date of the acquisition, Surfside leased 2,600 square feet of general office space at which all of its operations were conducted and to which the executive offices of the Company were relocated in Clearwater, Florida following the acquisition.

Surfside common stock representing sixty percent of its issued and outstanding common stock was acquired from James Furniss and Stephen Furniss, who were and remain also directors and the executive officers of Surfside. In exchange for the Surfside common stock, the Company issued .4615 of one share of the Company's Convertible Preferred Stock, Series 2, and 461,000 common stock purchase warrants to each of Messrs. Furniss. The balance of the one full share of the Company's preferred stock and 77,000 common stock purchase warrants were to be issued for the additional five percent of Surfside owned by Charles Iappini, however, that part of the transaction was not completed until August 2, 2000. In addition to the Company's preferred stock and common stock purchase warrants issued to Messrs. Furniss and Mr. Iappini in the acquisition, as part of the acquisition agreement, the Company is also obligated to issue to Messrs. Furniss and Mr. Iappini an aggregate of one additional share preferred stock.

The one share of the Company's Convertible Preferred Stock, Series 2, issued at the closing of the acquisition (including the fractional share issued later to Mr. Iappini) has a stated value and liquidation preference equal to One Million Dollars ($1,000,000) plus the amount of "Net Worth Surplus" and less the amount of "Net Worth Deficiency" of Surfside; is not be entitled to any preference in payment of dividends and distributions ahead of the common stock, any such dividend or distribution being allocated to the Series 2 preferred stock on the basis as if then converted into common stock on the record date for payment of the dividend or distribution, as the case may be; is not redeemable at the election of the Company or of the Holder on each 120 day "anniversary date", provided that all shares of thereof then outstanding shall then be redeemed; is convertible into such number shares of CFIM's common stock as is determined by dividing the stated value thereof by the average of the closing asked quotation or closing price, as the case may be, in the best market for CFIM's common stock over the last five trading days in the month preceding the holder's election to convert; and (v) has a right to vote on any matters submitted to a vote of the holders of the Company's common stock, the number of votes assigned thereto being determined on the basis as if then converted into common stock on the record date for stockholders entitled to vote. "Net Worth Surplus" means the amount by which three times the book value of the assets less the liabilities of Surfside ("Net Asset Value"), as shown on Surfside's balance sheet at January 13, 2000, as reviewed the Corporation's independent auditors and adjusted in accordance with the auditors' recommendations, exceeds $700,000; and, "Net Worth Deficiency" means the amount by which $700,000 exceeds the Net Asset Value.

The one share of the Company's Convertible Preferred Stock, Series 3, to be issued not more than thirty months after the closing of the acquisition will have a stated value equal to two times Surfside's net profits earned during the twenty-four month period commencing February 1, 2000, less one million dollars in initial consideration paid, not to exceed a cap of five million dollars ($5,000,000) in aggregate; will not be entitled to any preference in payment of dividends and distributions ahead of the common stock, any such dividend or distribution being allocated to the Series 2 preferred stock on basis as if converted into common stock on the record date for payment of the dividend or distribution, as the case may be; will not be redeemable at the election of the Company or of the Holder on each 120 day "anniversary date", provided that all shares of thereof then outstanding shall then be redeemed; will be convertible into such number shares of the Company's common stock as is determined by dividing the stated value thereof by the average of the closing asked quotation or closing price, as the case may be, in the best market for the Company's common stock over the last five trading days in the twenty-fourth month following the Closing; and will not have a right to vote on any matters submitted to a vote of the holders of the Company's common stock. Fractional shares may be issued.

Prior to the acquisition, there was no relationship between the Company, its directors, officers and affiliates, or any of their associates, and Messrs. Furniss and Mr. Iappini. Following the acquisition, Stephen Furniss was elected as a director of the Company to fill a vacancy resulting from resignation of an earlier director.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Surfside at and for the periods ended December 31, 1999 and 1998 are filed herewith as Exhibit A.

(b) Pro forma financial information.

The acquired 65% interest in Inventek (doing business as "Surfside Software Systems") is being accounted for as an acquisition. The following unaudited Proforma summary presents information as if Surfside been acquired as of the beginning of the Company's fiscal year in 1999. The Proforma amounts include adjustments to recognize: (1) the creation of goodwill in the amount of $1,076,094 and (2) the amortization of goodwill for the year ended December 31, 1999 in the amount of $107,609. The Proforma information does not necessarily reflect the actual result that would have occurred nor is it necessarily indicative of future results of operations of the combined companies. This summary is filed herewith as Exhibit B.

(c) Exhibits.

Exhibit 5. Stock Exchange Agreement dated January 13, 2000 covering the acquisition by the Company of a majority interest in Inventek, Inc., a Florida corporation, doing business as Surfside Software.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

CFI Mortgage, Inc.

By:  /s/ STEPHEN E. WILLIAMS
     STEPHEN E. WILLIAMS
     CHIEF EXECUTIVE OFFICER

Date: September 28, 2000

                                 INVENTEK, INC.
                                      D/B/A
                            SURFSIDE SOFTWARE SYSTEMS

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

                 INVENTEK, INC. D/B/A/ SURFSIDE SOFTWARE SYSTEMS

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                                    I N D E X

                                                                        Page No.
                                                                        --------

INDEPENDENT ACCOUNTANTS' REPORT ........................................   1

FINANCIAL STATEMENTS:

     Balance Sheets as at December 31, 1999 and 1998 ...................   2

     Statements of Operations and Accumulated Deficit
      For the Years Ended December 31, 1999 and 1998 ...................   3

     Statements of Cash Flows
      For the Years Ended December 31, 1999 and 1998 ...................   4

NOTES TO FINANCIAL STATEMENTS ..........................................  5-9

                [LETTERHEAD WEINICK SANDERS LEVENTHAL & CO. LLP]


                         INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Stockholders
Inventek, Inc. D/B/A Surfside Software Systems

We have audited the accompanying balance sheets of Inventek, Inc. D/B/A Surfside Software Systems as at December 31, 1999 and 1998, and the statements of operations and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Inventek, Inc. D/B/A Surfside Software Systems as at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                    /s/ Weinick Sanders Leventhal & Co., LLP

New York, N.Y.
July 21, 2000

                 INVENTEK, INC. D/B/A SURFSIDE SOFTWARE SYSTEMS

                                 BALANCE SHEETS

                                   A S S E T S

                                                                     December 31,
                                                               ----------------------
                                                                  1999         1998
                                                               ---------    ---------
Current assets:
   Cash                                                        $    --      $  15,409
   Accounts receivable                                            93,340       47,895
                                                               ---------    ---------
            Total current assets                                  93,340       63,304
                                                               ---------    ---------
Property and equipment, at cost, less
   accumulated depreciation of $11,548
   and $2,852, respectively                                       49,452       36,215
                                                               ---------    ---------
Other assets:
   Capitalized software development costs, less
       accumulated amortization of $151,210 and
       $100,115, respectively                                    104,267      155,362
   Security deposits                                               1,690        1,690
                                                               ---------    ---------
            Total other assets                                   105,957      157,052
                                                               ---------    ---------
                                                               $ 248,749    $ 256,571
                                                               =========    =========

              LIABILITIES AND STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

Current liabilities:
    Cash overdraft                                             $   7,521    $    --
    Accounts payable                                              20,667        7,721
    Due to related parties                                        52,942       32,379
    Accrued expenses and other current liabilities               148,900       60,859
                                                               ---------    ---------
             Total current liabilities                           230,030      100,959
                                                               ---------    ---------
Consulting fees payable                                           58,661       58,661
                                                               ---------    ---------

Commitment                                                          --           --

Stockholders' equity (capital deficiency):
    Common stock, no par value
       Authorized 100,000 shares
       Issued and outstanding - 1,000 shares
          Class A voting                                         184,560      184,560
    Additional paid-in capital                                     1,002        1,002
    Accumulated deficit                                         (225,504)     (88,611)
                                                               ---------    ---------
             Total stockholders' equity (capital deficiency)     (39,942)      96,951
                                                               ---------    ---------
                                                               $ 248,749    $ 256,571
                                                               =========    =========


                 See accompanying notes to financial statements.

                 INVENTEK, INC. D/B/A SURFSIDE SOFTWARE SYSTEMS

                STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT



                                                         For the Years Ended
                                                             December 31,
                                                      -------------------------
                                                         1999            1998
                                                      ---------       ---------

Sales                                                 $ 475,744       $ 470,071
                                                      ---------       ---------

Expenses:
   Direct costs                                          71,204         125,408
   Selling                                              105,213          75,012
   General and administrative                           425,069         364,144
   Interest                                              11,151           1,351
                                                      ---------       ---------
Total expenses                                          612,637         565,915
                                                      ---------       ---------
Net loss                                               (136,893)        (95,844)

Retained earnings (accumulated deficit)
   at beginning of year                                 (88,611)          7,233
                                                      ---------       ---------

Accumulated deficit at end of year                    ($225,504)      ($ 88,611)
                                                      =========       =========


                See accompanying notes to financial statements.

                 INVENTEK, INC. D/B/A SURFSIDE SOFTWARE SYSTEMS

                            STATEMENTS OF CASH FLOWS

                                                              For the Years Ended
                                                                  December 31,
                                                            ----------------------
                                                               1999          1998
                                                            ---------    ---------
Cash flows from operating activities:                       ($136,893)   ($ 95,844)
                                                            ---------    ---------
   Adjustments to reconcile net loss to net cash
         provided by (used in) operating activities:
      Depreciation and amortization                            59,791       53,947
      Increase (decrease) in cash flows as
            a result of changes in asset and
            liability account balances:
         Accounts receivable                                  (45,445)      58,609
         Accounts payable                                      12,946      (16,310)
         Accrued expenses and other current liabilities        88,041       30,798
                                                            ---------    ---------
   Total adjustments                                          115,333      127,044
                                                            ---------    ---------
Net cash provided by (used in) operating activities           (21,560)      31,200
                                                            ---------    ---------
Cash flows used in investing activities:
   Expenditures for property and equipment                    (21,933)     (14,418)
                                                            ---------    ---------
Cash flows from financing activities:
   Cash overdraft                                               7,521         --
   Advances from related party                                 25,000         --
   Payments to related parties                                 (4,437)      (3,400)
                                                            ---------    ---------
Net cash flows provided by (used in) financing activities      28,084       (3,400)
                                                            ---------    ---------
Net increase (decrease) in cash                               (15,409)      13,382
Cash at beginning of year                                      15,409        2,027
                                                            ---------    ---------
Cash at end of year                                         $    --      $  15,409
                                                            =========    =========
Supplemental Disclosures of Cash Flow Information:
    Cash paid during the year:

       Income taxes                                         $    --      $    --
                                                            =========    =========
       Interest                                             $   7,506    $   1,351
                                                            =========    =========


                 See accompanying notes to financial statements.

                 INVENTEK, INC. D/B/A SURFSIDE SOFTWARE SYSTEMS

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

NOTE 1 -  ORGANIZATION AND PRINCIPAL BUSINESS ACTIVITY:

               Inventek, Inc. D/B/A Surfside Software Systems ("the Company" or "Surf side") was incorporated under the laws of the State of Florida on August 11, 1994. Surfside provides PC-based software solutions, under the trade name Tranware, to the taxi, courier, para-transit, shuttle and limousine industries.

               The software is generally distributed under a licensing agreement. In addition to the software, Surfside provides customer staff training, maintenance and program customization as maybe desired. At present, a substantial portion of the Company's revenue is generated from the licensing of the Tranware product.

NOTE 2 -  SIGNIFICANT ACCOUNTING POLICIES.

          (a)  Use of Estimates:

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

          (b)  Applicable Accounting Pronouncements:

               The Company has adopted the guidance provided under SEAS No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed". SFAS No. 86 provides guidance for specific costs in the development of proprietary software products which may be capitalized, and the stages of development during which they may be capitalized. The adoption by the Company of SFAS No. 86 has resulted in capitalized software development costs of approximately $255,000 since the Company's inception.

          (c)  Property and Equipment:

               Property and equipment are stated at cost less accumulated depreciation. The Company's policy is to provide for depreciation over the estimated useful lives of the assets ranging from three to seven years. Expenditures for repairs, maintenance and minor renewals are charged to operations as incurred. Upon retirement or abandonment of the property and equipment, the carrying value and related accumulated depreciation and amortization are removed from the accounts.

               Depreciation expense attributable to property and equipment and charged to operations for the years ended December 31, 1999 and 1998 amounted to $8,696 and $2,852, respectively.

          (d)  Capitalized Software Development Costs:

               Capitalized software costs, which represent the costs incurred by the Company to develop its proprietary software products subsequent to determining the programs' technical feasibility and prior to availability for sale to the general public, are capitalized and amortized over a period of five years. Any remaining unamortized costs relating to program development which is considered obsolete is written off in the period of obsolescence.

               Amortization of capitalized software development costs amounted to $51,095 for each of the years ended December 31, 1999 and 1998.

          (e)  Concentrations of Credit Risk:

               Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and trade receivables. The Company places its temporary cash investments with high credit quality financial institutions, which at times may be in excess of the FDIC insurance limit. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Company's customer base and their geographic dispersion. Management continually reviews its trade receivable credit risk and has adequately allowed for potential losses.

          (f)  Income Taxes:

               The Company complies with SFAS No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in future taxable or deductible amounts, based on the enacted tax laws and rates in the periods in which differences are expected to affect taxable income. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

NOTE 3 -  RELATED PARTY TRANSACTIONS.

               The Company received advances from six individuals, five of whom are stockholders of the Company. The balances amounted to $27,942 and $32,379 at December 31, 1999 and 1998, respectively. The advances are due on demand and there has been no interest charged on the outstanding balances. In addition, in October 1999, as part of an acquisition agreement (discussed in Note 7) entered into between the Company and CFI Mortgage Inc. ("CFI") the Company received an advance in the amount of $25,000 and signed a demand note payable to CFI. The note bares interest at a rate of 7% per annum. On January 14, 2000, the agreement was consummated and the $25,000 note was converted to additional paid-capital of Surfside.

NOTE 4 -  ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES.

               Accrued expenses and other current liabilities are comprised of the following:

                                                           December 31,
                                                      -----------------------
                                                        1999           1998
                                                      --------       --------
          Payroll taxes                               $ 97,672       $ 33,563
          Accrued interest and penalties
             on payroll taxes                           22,302           --
          General and administrative expenses           28,926         27,296
                                                      --------       --------
                                                      $148,900       $ 60,859
                                                      ========       ========

NOTE 5 -  COMMITMENT.

               In January 2000, the Company entered into a lease for office space, which runs through December 31, 2004. Minimum annual rents under the lease are as follows:

                           Years Ending
                           December 31,
                           ------------

                               2000                  $142,726
                               2001                   149,778
                               2002                   157,187
                               2003                   165,042
                               2004                   173,254
                                                     --------
                          Total minimum
                          annual rentals             $787,987
                                                     ========

               Rent expense amounted to $42,729 and $27,828 for the years ended December 31, 1999 and 1998, respectively.

NOTE 6 -  INCOME TAXES.

               As of December 31, 1999, the Company had a net operating loss carryforward of approximately $326,000 available to reduce future taxable income through the year 2019. The Company's ability to utilize its net operating loss carryforward could be limited following a change in ownership in excess of 500, which resulted from the exchange of 65% of the outstanding Class A stock for shares of stock in CFI Mortgage Inc. ("CFI") as more fully described hereafter in Note 7. The Company has fully reserved its deferred tax asset due to the uncertainty about its ability to utilize it in future periods.

NOTE 7 -  SUBSEQUENT EVENTS.

               On January 14, 2000, the shareholders owning 65% of the Company exchanged their shares in the Company for convertible preferred stock and certain common stock purchase warrants of CFI, valued at approximately $1,080,000. CFI issued preferred stock with a par value of $700,000 and 1,000,000 common stock purchase warrants, to which a value of $380,000 has been attributed.

               CFI also contributed $250,000 as additional paid-in capital of the Company of which $229,000 has been received through June, 2000.

               The agreement calls for a potential adjustment to the purchase price, based on earnings of Surfside over the twenty-four month period following the closing of the transaction. Such adjustment would be in the form of additional convertible preferred stock up to an additional $4,000,000.

               CFI has accounted for this transaction as a purchase. As a result of this transaction, the Company became a majority-owned subsidiary of CFI.

               In July 2000, CFI acquired the remaining 35% of the Company in exchange for 300,000 shares of its common stock and 30,000 common stock purchase warrants. As a result of this transaction, the Company became a wholly owned subsidiary of CFI.

      PROFORMA CONDENSED
        BALANCE SHEET

DECEMBER 31.1999

(UNAUDITED)

                                                                                       INVENTEK,INC.
                                                                                          D/B/A
                                                                                         SURFSIDE
                                                        PRO - FORMA    CFI MORTGAGE      SOFTWARE
                                        PRO - FORMA     ADJUSTMENTS        INC.          SYSTEMS
                                        ------------    ------------   ------------    ------------
Current assets                          $    191,640                   $     98,300    $     93,340

Property and equipment,
  at cost                                    104,870                         55,418          49,452

Other assets:
    Goodwill                                 968,485         968,485
    Capitalized software costs               104,267                                        104,267
    Sundry                                    26,690                         25,000           1,690
                                        ------------    ------------   ------------    ------------
                                        $  1,395,952    $    968,485   $    178,718    $    248,749
                                        ============    ============   ============    ============


Current liabilities                     $  2,771,188                   $  2,541,158    $    230,030

Liabilities not subject to compromise      1,237,552                      1,237,552            --

Liabilities under plan of                  4,083,328                      4,083,328            --
reorganization

Other liabilities                             58,661                                         58,661
                                        ------------    ------------   ------------    ------------
     Total liabilities                     8,150,729                      7,862,038         288,691
                                        ------------    ------------   ------------    ------------


Stockholders' capital deficiency:
    Common stock                             156,764        (184,560)       156,764         184,560
    Preferred stock                          700,000         700,000           --              --
    Additional paid - in capital          12,996,258         560,654     12,434,602           1,002
    Accumulated deficit                  (20,607,799)       (107,609)   (20,274,686)       (225,504)
                                        ------------    ------------   ------------    ------------
     Total stockholders' capital          (6,754,777)   $    968,485     (7,683,320)        (39,942)
deficiency
                                        ------------    ------------   ------------    ------------

                                        $  1,395,952    $    968,485   $    178,718    $    248,749
                                        ============    ============   ============    ============

            PRO FORMA
CONDENSED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1999
(UNAUDITED)

                                                                                       INVENTEK,INC.
                                                                                          D/B/A
                                                                                         SURFSIDE
                                                          PRO - FORMA   CFI MORTGAGE     SOFTWARE
                                          PRO - FORMA     ADJUSTMENTS       INC.         SYSTEMS
                                          -----------    ------------   -----------    -----------
Revenues                                  $   496,972                   $    21,228    $   475,744

Operating expenses                          4,406,437         107,609     3,686,191        612,637
                                          -----------    ------------   -----------    -----------
Loss from continuing                       (3,909,465)        107,609    (3,664,963)      (136,893)
operations

Extraordinary gain -
forgiveness of debt                         3,646,371                     3,646,371           --


                                          -----------    ------------   -----------    -----------
Net loss                                  ($  263,094)   $    107,609   ($   18,592)   ($  136,893)
                                          ===========    ============   ===========    ===========

Weighted average shares                     4,953,376
                                          ===========

Net loss per share -
basic and diluted:

    Continuing                                 ($0.79)
operations
                                          ===========

    Net loss                                   ($0.05)
                                          ===========

--------------------------------------------------------------------------------
STOCK EXCHANGE AGREEMENT
--------------------------------------------------------------------------------

     THIS STOCK EXCHANGE AGREEMENT, made and entered into as of January 13, 2000, by and between CFI Mortgage, Inc., a Delaware corporation, ("CFIM") and J. Steven Furniss, James E. Furniss and Charles Iappini, (collectively, the "Selling Stockholders") and Inventek, an Florida corporation, doing business as SURFSIDE Software Systems ("SURFSIDE").

WITNESSETH:

     WHEREAS, CFIM's common stock is traded in the public securities market on the OTC Bulletin Board and CFIM Is obligated to file reports with the U.S. Securities and Exchange Commission pursuant to a registration statement under the Securities Exchange Act of 1934, as amended, (the "Exchange Act"); and

     WHEREAS, CFIM desires to acquire all of SURFSIDE's securities owned by the Selling Stockholders which represent 65% of the issued and outstanding securities of Surfside; and

     WHEREAS, SURFSIDE and the Selling Stockholders desire CFIM to acquire SURFSIDE's securities as contemplated by this Agreement;

     NOW, THEREFORE, in consideration of the premises herein before set forth, in reliance hereon and the mutual promises and respective representations and warranties of the parties, one to another made herein, and the reliance of each party upon the other(s) based hereon and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties agree, for purposes of consummating the exchange of stock as contemplated herein, as follows:

                                    ARTICLE I
                              PRELIMINARY MATTERS

     Section 1.01. Recitals. The parties acknowledge the recitals herein above set forth in the preamble are correct, are, by this reference, incorporated herein and are made a part of this Agreement.

     Section 1.02. Exhibits and Schedule. Exhibits (which are documents to be executed and delivered at the Closing by the party identified therein or in the provision requiring its delivery) and Schedules (which are statements setting forth Information about party identified in each such Schedule) referred to herein and annexed hereto are, by this reference, incorporated herein and made a part of this Agreement, as if set forth fully herein.

     Section 1.03. Use of words and phrases, Natural persons may be identified by last name, with such additional descriptors as may be desirable. The words "herein," "hereby," "hereunder," "hereof," "herein before," "hereinafter" and any other equivalent words refer to this Agreement as a whole and not to any particular Article, Section or other subdivision hereof. The words, terms and phrases defined herein and any pronoun used herein shall include the singular, plural and all genders. The word "and" shall be construed as a coordinating conjunction unless the context clearly indicates that it should be construed as a copulative conjunction.

     Section 1.04. Accounting terms. All accounting terms not otherwise defined herein shall have the meanings assigned to them under generally accepted accounting principles unless specifically referenced to regulatory accounting principles.

     Section 1.05. Calculation of time lapse or passage; Action required on holidays. When a provision of this Agreement requires or provides for the calculation of the lapse or passage of a time period, such period shall be calculated by treating the event which starts the lapse or passage as zero; provided, that this provision shall not apply to any provision which specifies a certain day for action or payment, e.g. the first day of each calendar month. Unless otherwise provided, the term "month" shall mean a period of thirty days and the term "year" shall mean a period of 360 days, except that the term "calendar year" shall mean the actual calendar year period. If any calendar day on which action is required to be taken or payment is required to be made under this Agreement is not a Business Day (Business Day being a day on which national banks are open for business where the actor or payer is located), then such action or payment shall be taken or made on the next succeeding Business Day.

     Section 1.06. Use of titles, headings and captions. The titles, headings and captions of articles, sections, paragraphs and other subdivisions contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said articles, sections, paragraphs and other subdivisions,

                                   ARTICLE II
                            TERMS OF THE TRANSACTIONS

     Section 2.01. Exchange Transaction. In accordance with the terms of this Agreement, on the Closing Date, (a) the Selling Stockholders will assign, transfer and deliver to CFIM all of the issued and outstanding equity securities in SURFSIDE owned by the Selling Shareholders representing 65% of the issued and outstanding securities of Surfside; and (b) CFIM will issue and deliver to the Selling Stockholders one share of preferred stock of CFIM ("CFIM Stock") and common stock purchase warrants exercisable for the purchase of shares of CFIM common stock ("Warrants") as set forth below. Not more than thirty months after the Closing (such period being determined by the time required to complete the appropriate and necessary accounting), CFIM will deliver to the Selling Stockholders a second share of CFIM Preferred Stock as set forth below. The cross deliveries of the securities at and after the Closing is referred to herein as the "Exchange".

     Section 2.02. The CFIM Preferred Stock and Warrants.

     (a) One share certificate of CFIM Preferred Stock, which is delivered at the Closing, will have a stated value as identified in section 2.03 below. One share certificate of CFIM Preferred Stock, which is delivered after the Closing, will have a stated value equal to two times SURFSIDE's net profits earned during the twenty-four month period commencing with the month following the Closing, less one million dollars in initial consideration, not to exceed a cap of five million dollars ($5,000,000) in aggregate. The share of CFIM Stock delivered at closing will be convertible, at the election of shareholder into such number shares of CFIM's common stock as is determined by dividing the stated value thereof by the average of the closing asked quotation or closing price, as the case may be, in the best market for CFIM's common stock over the last five trading days in the month prior to the election, and will not have any preference to payment of a dividends or distributions. The share of CFIM Stock delivered after closing will be convertible into such number shares of CFIM's common stock as is determined by dividing the stated value thereof by the average of the closing asked quotation or closing price, as the case may be, in the best market for CFIM's common stock over the last five trading days in the twenty-fourth month following the Closing, and will not have any preference to payment of a dividends or distributions. In the event any dividends or distributions are paid or made on CFIM's common stock, the number of shares into which the CFIM Stock would be convertible on the record date for such dividend and distribution shall be determined, and CFIM shall pay to the and holders of the CFIM Stock such dividend or distribution as if the CFIM Stock had been converted into common stock.

     (b) Each Warrant will entitle the holder to purchase one share of CFIM's common stock at an exercise price of $.15 at any time for a period of five years beginning on the issue date, will be redeemable by CFIM upon sixty days prior written notice (during which notice period the Warrant may be exercised) beginning two years after issue date at a redemption price of $.15, and shall be adjusted for share divisions, combinations and recapitalizations. The Warrants will be exercisable beginning February 1, 2000.

     Section 2.03. Purchase Price Adjustment

     (a) The purchase price for the Shares shall be $1,000,000 plus the amount of any "Net Worth Surplus", as defined below, or minus the amount of any "Net Worth Deficiency," as defined below (the "Purchase Price").

                    (i). "Net Worth Surplus" shall mean the amount by which the book value of the assets multiplied times three on the Closing Date Balance Sheet (as defined in Section 2.03(b) below) less the book value of the liabilities on the Closing Date Balance Sheet exceeds $700,000.

                    (ii). "Net Worth Deficiency" shall mean the amount by which
               $700,000 exceeds the book value of the assets times three on the Closing Date Balance Sheet less the book value of the liabilities on the Closing Date Balance Sheet.

     (b) Manner of Payment. On the Closing Date, Buyer shall pay the Selling Shareholders the Purchase Price, plus the amount of any "Projected Net Worth Surplus", as defined below, or minus the amount of any "Projected Net Worth Deficiency", as defined below by delivery of (i) Series __ preferred stock of Buyer with a stated par value of $700,000; and (ii) three warrants for common stock of Buyer for each dollar of the remaining balance of the Purchase Price plus or minus the Project Net Worth Surplus or Deficiency as the case may be. Each Shareholder shall receive his Proportionate Share (as set forth below) of the Purchase Price, as adjusted for certain payments required to be made under the Purchase Agreement, due on the Closing Date. Proportionate Share of the Purchase Price of each Shareholder shall be as follows:

                      James                                    46.15%
                      Steve                                    46.15%
                      Iappini                                   7.70%

     (c.) Post Closing Adjustment. The Purchase Price shall be adjusted in accordance with this Section:

                    (i) On or before the Closing Date, the Shareholders and
               Buyer, shall agree upon a projected balance sheet, to be prepared by the Shareholders at their sole cost showing a good faith estimate of the financial condition of the Company as of the Closing Date ("Projected Balance Sheet"). At such time as the Shareholders deliver the Projected Balance Sheet, the Shareholders shall also deliver to Buyer a certificate setting forth the amount of the Projected Net Worth Surplus based upon the Projected Balance Sheet ("Projected Net Worth Surplus") or the amount of the projected Net Worth Deficiency based upon the Projected Balance Sheet ("Projected Net Worth Deficiency"), as the case may be.

                    (ii) Within forty-five (45) days after the Closing Date, the
               Company shall prepare a balance sheet of the Company as of the Closing Date in a manner consistent with the accounting practices of the Company used in the preparation of the Projected Balance Sheet and the Financial Statements. Buyer shall retain the services of Weinick Sanders Leventhal & Company (the "Auditor") to: (i) review the balance sheet of the Company as of the Closing Date; and (ii) make adjustments to such balance sheet if the Auditor deems any adjustments are required (the balance sheet, as reviewed and adjusted by the Auditor the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be completed as soon as is reasonably practicable, and no later than ninety (90) days after the Closing Date. All fees and expenses of the Auditor incurred in this capacity shall be billed to and paid by Buyer.

          If within forty-five (45) days following delivery of the Closing Balance Sheet (or the next Business Day if such 45th day is not a Business Day), the Sellers or Sellers' Agent has not given the Buyer notice of the Sellers' objection to the computation of the Net Worth as set forth in the Closing Balance Sheet (such notice to contain a statement in reasonable detail of the nature of the Sellers' objection), then the Net Worth reflected in the Closing Balance Sheet will be deemed mutually agreed by the Buyer and the Sellers. If the Sellers or Sellers' Agent shall have given such notice of objection in a timely manner, then the Issues in dispute will be submitted to a regional or national accounting firm mutually acceptable to the Buyer and the Sellers' Agent (the "Accountants") for resolution. If Issues in dispute are submitted to the Accountants for resolution, (1) each party will furnish to the Accountants such work papers and other documents and information relating to the disputed issues as the Accountants may request and are available to the party or its subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (2) the Accountants will be instructed to determine the Net Worth based upon their resolution of the issues in dispute;
          (3) such determination by the Accountants of the Net Worth, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (4) the fees and expenses of the Accountants for such determination shall be paid by the party against whom the accounting firm decides.

                    (iii) The Company will permit Buyer and its representatives and the Auditor to observe the physical count of the Inventory which shall be conducted beginning as of the close of business within one week preceding the Closing Date.

                    (iv) The Company shall make all of the work papers and other relevant documents in connection with the preparation of the Projected Balance Sheet available to Buyer and Auditor, and shall make the persons in charge of the preparation of the Projected Balance Sheet available for reasonable inquiry by Buyer and the Auditor.

                    (v) If the Closing Date Balance Sheet discloses a Net Worth
               Surplus or a Net Worth Deficiency, as the case may be, in an amount different than the Projected Net Worth Surplus or Projected Net Worth Deficiency, as the case may be, then within 3 business days of the issuance of the Closing Date Balance Sheet, Shareholders, severally in proportion to their Proportionate Share of the Purchase Price, shall pay Buyer or Buyer shall pay the Shareholders, as the case may be, an amount equal to such difference (together with interest thereon accruing from the Closing Date at the prime rate in effect as of the Closing Date as published in the Wall Street Journal in immediately available United States funds by wire transfer to an account designated by the party receiving such payment.

     (d)  Earnings adjustments

          For purposes of this Section, the term EBITA shall mean earnings of the Company before interest and taxes and amortization of goodwill. In determining EBITA, there shall be excluded each of the following:

                    (i) The impact of all acquisition expenses and adjustments, including any increased depreciation or amortization expenses attributable to any write-up of assets resulting from purchase accounting.

                    (ii) The impact of any payment made pursuant to this Agreement and;

                    (iii) The impact of all amounts charged by Buyer or any of its affiliates by way of management expenses and charges or similar expenses or charges other than those directly related to the on site support of the business of the Company as determined by the Board of Directors.

          In addition, there shall be excluded the effect of gains or losses on the sales of capital assets:

     (e)  Rule 144 Issues and Removal of Restrictions

                    (i) Rule 144 Reporting. With a view to making available to the Selling Shareholders the benefits of certain rules and regulations of the Securities and Exchange Commission which may permit the sale of the Preferred Stock and/or Conversion Stock to the public without registration, after such time as a public market exists for the Preferred Stock and/or Common Stock of the Buyer, the Buyer agrees to:

                    (ii) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date that the Buyer becomes subject to the reporting requirements of the Exchange Act;

                    (iii) File with the Securities and Exchange Commission in a timely manner all reports and other documents required of the Buyer under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                    (iv) So long as a Seller owns any Restricted Securities, furnish to the Seller forthwith upon request a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Buyer filed with the Securities and Exchange Commission, and such other reports and documents of the Buyer and other information in the possession of or reasonably obtainable by the Buyer as a Seller may reasonably request in availing itself of any rule or regulation of the Securities and Exchange Commission allowing a Seller to sell any such securities without registration.

          Buyer shall remove any and all stop transfer instructions and shall remove any restrictive legend on the certificates with respect to the Buyer's Common Stock then owned by the Seller to the extent that either (i) such Buyer Common Stock may hereafter be registered under the Securities Act of 1933, as amended, and under any applicable state securities or blue sky laws, or (ii) Buyer has received an opinion of counsel reasonably satisfactory to Buyer, in form and substance reasonably satisfactory to Buyer, that such registration is not required. Upon receipt of reasonable evidence that the requirements of Rule 144(k) have been complied with (including an opinion of counsel reasonably satisfactory to Buyer to such effect), Buyer shall remove any and all stop transfer instructions and shall remove any restrictive legend on such certificates."

     Section 2.04. Management following the Exchange. Following the Exchange, SURFSIDE's president shall be J. Steven Furniss and its board of directors shall be comprised of James E. Furniss, Rodger W. Stubbs, Stephen E. Williams, and J. Steven Furniss.

     Section 2.05. Press releases. Neither party will issue a press release regarding the subject matter of this Agreement and the transaction contemplated hereby without the prior approval thereof by the other party and its counsel; provided, that the filing of reports pursuant to the Exchange Act by CFIM and the issue of a press release in connection therewith shall be the entire responsibility and prerogative of CFIM.

     Section 2.06. Transaction costs. Each party shall pay all costs and expenses, which it incurs in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE III
                           CLOSING OF THE TRANSACTION

     Section 3.01. Location, date and time of the Closing. The Closing of the Exchange shall be take place as soon as possible, but in any event on or before January 31, 2000, unless extended by mutual agreement of the parties.

     Section 3.02. The Selling Stockholders' obligations at Closing. At the Closing, the Selling Stockholders will deliver to CFIM Certificates representing 65% of all of the issued and outstanding equity securities of SURFSIDE, fully endorsed to enable CFIM to transfer such certificates on the books of Surfside pursuant Section 2.01; and

     Section 3.03. SURFSIDE's obligations at Closing. At the Closing, SURFSIDE will deliver to CFIM the Officers' Certificates and Secretary's Certificates of SURFSIDE, in the respective forms of Exhibit "A" and Exhibit "B".

     Section 3.04. CFIM's obligations at Closing. At the Closing, CFIM will deliver to the Selling Stockholders:

     (a) Certificates representing the one share of CFIM Stock deliverable at Closing and the Warrants, in such names and such denominations as advised by Selling Stockholders not less than two Business Days prior to the Closing of the Exchange,

     (b) Officers' Certificates and Secretary's Certificates of CFIM, in the respective forms of Exhibit "A" and Exhibit "B".

     Section 3.05. Closing memorandum and receipts. As evidence that all parties deem the Closing to have been completed and the transaction contemplated by this Agreement to have been consummated, the parties jointly will execute and deliver a Closing memorandum acknowledging such completion and consummation. Each party receiving shares of the CFIM Stock will execute and deliver a receipt therefore to CFIM.

     Section 3.06. Waiver of conditions. Notwithstanding Section 11.03, any condition to the Closing which is to the benefit of any party and which is not satisfied prior to or at the Closing will be deemed to be waived by the benefited party or otherwise satisfied and waived by virtue of that party executing the Closing memorandum, except to the extent any such unsatisfied or unperformed condition is expressly preserved in the Closing memorandum for satisfaction or performance after the Closing.

     Section 3.07. Further assurances. At any time and from time to time after the Closing of the Exchange, at the reasonable request of any party and without further consideration, any other part(ies) shall execute and deliver such other instruments and documents as such requesting party may deem reasonably desirable or necessary to complete the transactions contemplated by this Agreement.

     Section 3.08. Conditions precedent to CFIM's obligations. All obligations of CFIM hereunder are subject, at the option of CFIM, to the fulfillment of each of the following conditions at or prior to the Closing, and the Selling Stockholders and SURFSIDE shall exert their best efforts to cause each such condition to be so fulfilled:

     (a) All representations and warranties of the Selling Stockholders and SURFSIDE contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing of the Exchange, and shall then be true and correct in all material respects except for changes in the ordinary course of business after the date hereof in conformity with the covenants and agreements contained herein.

     (b) All covenants, agreements and obligations required by the terms of this Agreement to be performed by the Selling Stockholders and/or

          SURFSIDE at or before the Closing shall have been duly and properly performed in all material respects to CFIM's reasonable satisfaction.

     (c) Since the date of this Agreement there shall not have occurred any material adverse change in the condition or prospects (financial or otherwise), business, properties or assets of SURFSIDE.

     (d) All documents required to be delivered to CFIM at or prior to the Closing shall have been so delivered.

     (e) SURFSIDE shall have obtained votes or written consents to the Exchange where the vote or consent of any other party (including holders of SURFSIDE's equity securities, all of whom shall have waived any statutory appraisal rights) may, in the view of CFIM's counsel, be required for or as a consequence of the Exchange, including any landlords of SURFSIDE.

     (f) None of the assets or business of SURFSIDE shall have suffered or incurred a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on its business and operations.

     (g) CFIM shall have received a certificate of good standing for SURFSIDE issued by the secretary of state of its state of incorporation and of each state in which it is qualified to do business as a foreign corporation.

     (h) Employment agreements will be executed with J. Steven Furniss and James E. Furniss for a period of not less than three (3) years.

     Section 3.09. Conditions precedent to the Selling Stockholders and SURFSIDE's obligations. All obligations of the Selling Stockholders and of SURFSIDE at the Closing are subject, at the option of SURFSIDE, to the fulfillment of each of the following conditions at or prior to the Closing, and CFIM shall exert its best efforts to cause each such condition to be so fulfilled.

     (a) All representations and warranties of CFIM contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and as of the Closing.

     (b) All obligations required by the terms of this Agreement to be performed by CFIM at or before the Closing shall have been duly and properly performed in all material respects.

     (c) All documents required to be delivered to SURFSIDE at or prior to the Closing shall have been so delivered,

     (d) CFIM shall have obtained written consents to the transaction contemplated by this Agreement where the consent of any other party may, in the view of SURFSIDE's counsel, be required for or as a consequence of the transactions contemplated hereby.

     (e) None of the assets or business of CFIM shall have suffered or incurred, on a consolidated basis, a material damage, destruction or loss not fully covered by insurance and which has a materially adverse affect on their respective business and operations.

     (f) SURFSIDE shall have received a certificate of good standing for CFIM issued by the secretary of state of its state of incorporation,

     (g) Non-Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby or compliance with or fulfillment of the terms and provisions hereof or of any other agreement or instrument contemplated hereby, do not and will not: (i) conflict with or result in a breach of any of the provisions of the Certificate of Incorporation or By-Laws of CFIM;
          (ii) contravene any law, rule or regulation or any order, writ, award, judgment, decree or other determination which affects or binds CFIM or any of its properties; or (iii) conflict with, result in a breach of, constitute a default under, or give rise to a right of acceleration, termination or the imposition of penalties under any material contract, deed of trust, mortgage, trust, lease, governmental or other license, permit or other authorization, contract, agreement, note or any other agreement, instrument or restriction to which CFIM is a party or by which any of its properties may be affected or bound.

     (h) Consents. Except as set forth on the disclosure schedule corresponding to this Section, no authorization, consent, approval, permit or license of, or filing or registration with, any governmental or public body or authority, any lender or lessor or any other person is required to authorize, or is required-in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby by CFIM.

     (i)  SEC Reports and Financial Statements.

          (i) CFIM has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since _________ , under the Exchange Act and the Securities Act (as such documents have been amended since the time of their filing, collectively, the "CFIM SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the CFIM SEC Documents, including, without limitation, any financial statements and schedules included therein (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC hereunder,

          (ii) Each of the financial statements included in the CFIM SEC Documents complies in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of CFIM and its consolidated subsidiaries as at the dates thereof or for the periods presented therein (subject, in the case of unaudited interim financial statements, to normal year end adjustments and lack of footnote disclosures).

          (j) Absence of Certain Changes. Except as disclosed in the CFIM SEC Documents, since January 1, 1999, CFIM and its subsidiaries have conducted their respective businesses and operations in the ordinary course of business consistent with past practice. Except as disclosed in the CFIM SEC Documents, since January 1, 1999, there has not occurred: (i) any events, changes or effects (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or, which would be reasonably likely to have, in the aggregate, a material adverse effect on CFIM and its subsidiaries taken as a whole;
               (ii) any declaration, setting aside or payment of any distribution (whether in cash, shares or property) with respect to the equity interests of CFIM or of any of its subsidiaries, other than any regular quarterly cash dividends or dividends paid by wholly-owned subsidiaries; or (iii) any change by CFIM or any of its subsidiaries in accounting principles or methods, except for any such change required by reason of a change in GAAP.

          (k) No Undisclosed Liabilities, Except (i) to the extent disclosed in the CFIM SEC Documents and (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since December 31, 1998 (?), neither CFIM nor any of its subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, individually or in the aggregate, a material adverse effect on CFIM and its subsidiaries taken as a whole.

          (l) Litigation. There is no suit, claim, action, proceeding, review or investigation pending or, to the knowledge of CFIM, threatened against or affecting, CFIM or any of its subsidiaries which, individually or in the aggregate, is reasonably likely to have a material adverse effect on CFIM and its subsidiaries taken as a whole, or would, or would be reasonably likely to, materially impair the ability of CFIM to consummate the transactions contemplated by this Agreement.

          (m) Compliance with Law. CFIM and its subsidiaries have complied with all laws, statutes, regulations, rules, ordinances and judgments, decrees, orders, writs and injunctions, of any court or governmental entity relating to any of the property owned, leased or used by them, or applicable to their business, including, but not limited to, equal employment opportunity, discrimination, occupational safety and health, environmental, insurance, regulatory, antitrust laws, ERISA and laws relating to taxes, except to the extent that any such noncompliance would not have a material adverse effect on CFIM and its subsidiaries taken as a whole.

          (n) No Default. The business of CFIM and each of its subsidiaries is not being conducted in default or violation of any term, condition or provision of (i) its respective certificate of incorporation or bylaws or similar organizational documents, or
               (ii) agreements to which CFIM and its subsidiaries are parties, excluding from the foregoing clause (ii) defaults or violations that would not have a material adverse effect on CFIM and its subsidiaries taken as a whole and would not, or would not be reasonably likely to, materially impair the ability of CFIM to consummate transactions contemplated by this Agreement.

          (o)  Certain Securities Matters.

               (i) CFIM represents and warrants that the Shares it will acquire upon exercise thereof are being acquired by CFIM for its own account and not with a view to, or for offer or sale in connection with, any distribution thereof, and it is not participating and does not have a participation in any such distribution or the underwriting of any such distribution;
                    (B) CFIM has sufficient knowledge and experience in financial and business matters arid is fully capable of evaluating the merits and risks of purchasing the Shares; and (C) CFIM has not been solicited to acquire the Shares by means of general advertising or general solicitation.

               (ii) CFIM has been furnished with information about and allowed access to Surfside's business, books, records, files, and properties and has had the opportunity to investigate Surfside's business and assets and to ask questions of and receive answers from Surfside sufficient to satisfy CFIM that Surfside's business is reasonably as described by Surfside.

              (iii) CFIM understands that (A) the Call Option and the Shares are not registered under any applicable federal or state securities law in reliance upon certain exemptions thereunder, (B) the Call Option and the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act and compliance with applicable state securities laws or the availability of an exemption therefrom; and (C) in the absence of registration under the Securities Act and compliance with applicable state securities laws or an exemption therefrom, the Shares must be held indefinitely. CFIM acknowledges that the reliance of the Selling Shareholders upon such exemption from registration is predicated upon the foregoing representations.

               (iv) CFIM has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with the SEC, any state securities authorities, and the CFIM Principal Market. As of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (p) Brokers. CFIM has not incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated by this Agreement.

          (q) Market Manipulation. CFIM has not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of CFIM Stock to facilitate the sale or resale of CFIM Stock, in any case in violation of any federal or state securities laws.

                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE PARTIES

     Section 4.01. The Selling Stockholders and SURFSIDE's representations and warranties. The Selling Stockholders and SURFSIDE, jointly and severally, represent and warrant to CFIM that:

     (a) SURFSIDE is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation, has full corporate power to execute and deliver this Agreement, is qualified and in good standing as a foreign corporation in every jurisdiction where the conduct of its business or the nature of its properties require it to be qualified and has delivered to CFIM true copies of its articles of incorporation, bylaws and the records of proceeding of its board of directors and stockholders for the past five years or since inception, whichever is less.

     (b) SURFSIDE has the power to conduct its business as it is now being conducted and to own and lease its properties shown on its most recent balance sheet and used in the conduct of its business.

     (c) This Agreement has been duly and validly authorized, executed and delivered by SURFSIDE and constitutes the legal, valid and binding obligation of SURFSIDE enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting stockholders and creditors rights generally and to general equitable principles.

     (d) The execution of this Agreement and consummation of the transaction contemplated hereby does not conflict with and will not result in any adverse consequences to or breach of any agreement, mortgage, instrument, judgment, decree, law or governmental regulation, permit or authorization by SURFSIDE or in the loss, forfeiture or waiver of any rights or franchise owned by SURFSIDE, from which SURFSIDE benefits or which is desirable in the conduct of SURFSIDE's business.

     (e) SURFSIDE's authorized capital is as set forth in its Articles of Incorporation; and, SURFSIDE's shares to be acquired by CFIM in the Exchange, representing 65% of the issued and outstanding Surfside capital stock, and are duly and validly authorized, are validly issued, fully paid and non-assessable, all of which are legally and beneficially owned by the Selling Stockholders.

     (f) Except for such actions as may have been taken, no further action by or before any governmental or quasi-governmental body or authority of the United States of America or any state or subdivision thereof or any self-regulatory body to which SURFSIDE is subject is required in connection with the execution and delivery of this Agreement by SURFSIDE and the consummation of the transactions contemplated hereby,

     (g) The information the Selling Stockholders and SURFSIDE have delivered to CFIM relating to SURFSIDE was, to the knowledge of the Selling Stockholders and SURFSIDE, on the date reflected in each such item of information accurate in all material respects and, to the knowledge of the Selling Stockholders and SURFSIDE, such information at the date hereof taken as a whole provides, to the knowledge of the Selling Stockholders and SURFSIDE, full and fair disclosure of all material information relating to SURFSIDE and does not, to the knowledge of the Selling Stockholders and SURFSIDE omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) SURFSIDE has conducted its business in the ordinary course for the last three years or since inception, whichever is less.

     (i) Neither SURFSIDE nor any employee, to SURFSIDE's knowledge, has since inception given or agreed to give any gift or similar benefit valued at more than $20 annually to any customer, supplier, governmental employee or other person who is or may be or have been in a position to help or hinder SURFSIDE's business which might subject any of SURFSIDE to damage or penalty in civil, criminal or governmental litigation or proceedings.

     (j) Other than the equity securities of SURFSIDE to be acquired by CFIM in the Exchange, and the 35% of the common stock owned by Wilbur / Griffith, there are no other equity securities of SURFSIDE issued and outstanding, no authorizations in effect or, upon a specified event, with the lapse of time or otherwise, to take effect for the issue of additional equity securities of SURFSIDE, no obligations outstanding convertible into equity securities of SURFSIDE, no options, warrants, rights or similar instruments outstanding pursuant to which the holder has a right to demand and receive the issuance of SURFSIDE's equity securities and no stock appreciation rights or phantom stock of SURFSIDE held by any person or to which any person has a claim.

     (k) SURFSIDE's financial statements delivered to CFIM have been prepared in accordance with accounting principles consistently applied and maintained throughout the periods indicated, with respect to the fiscal years ended and interim period through December 31, 1999 and fairly present the financial condition of SURFSIDE at the dates and the results of operations for the periods indicated, contain all normally recurring adjustments and do not omit to disclose any contingent, undisclosed or hidden liabilities.

     (l) SURFSIDE has good, marketable and insurable title to all of the properties and assets which it owns or uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the balance sheet, both tangible and intangible, trademarks, trade names, copyrights and other intellectual properties (excluding inventory sold after the most recent balance sheet date in the ordinary course of business), excepting only those properties and assets subject to operating leases disclosed in Schedule "A". None of the properties and assets are subject to any mortgage, pledge, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise, except (i) as expressly set forth in the notes to SURFSIDE's financial statements as securing specific liabilities or subject to specific capital leases or (ii) those imperfections of title and encumbrances, if any, which (A) are not substantial in character, amount or extent and do not materially detract from the value of the properties or assets subject thereto,
          (B) do not interfere with either the present or continued use of such property or assets or the conduct of SURFSIDE's normal business operations and (C) have arisen only in the ordinary course of business. All of the properties and assets owned, leased or used by SURFSIDE are in good operating condition and repair, (other than assets held in inventory for resale which are in "as is" condition) are suitable for the purposes used, are adequate and sufficient for all current operations of SURFSIDE and are directly related to SURFSIDE's business.

     (m) All of the contracts, agreements, leases, licenses and commitments of SURFSIDE (other than those which have been fully performed), copies of all of which have been delivered to CFIM, are valid and binding, enforceable in accordance with their respective terms, in full force and effect and there is not hereunder any existing default or event, which after the giving of notice or lapse of time or both, would constitute a default or result in a right to accelerate or loss of rights and none of such contracts, agreements, leases, licenses and commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to SURFSIDE's business, properties, assets, earnings or prospects or either before or after the Closing, to result in any material loss or liability.

     (n) Except as set forth in Schedule "B", there is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or to SURFSIDE's knowledge threatened, against or relating to SURFSIDE, its directors, officers or employees with respect to SURFSIDE or for which SURFSIDE may have an indemnity obligation, it properties, assets or business or the transaction contemplated by this Agreement and SURFSIDE does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination or patent, copyright, or other claim relating to the development or use of its software.

     (o) There is no claim, legal action, suit, arbitration, governmental investigation, or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or to SURFSIDE's knowledge threatened, against or relating to SURFSIDE, its directors, officers or employees with respect to SURFSIDE or for which SURFSIDE may have an indemnity obligation, its properties, assets or business or the transaction contemplated by this Agreement and SURFSIDE does not know or have any reason to be aware of any basis for the same, including any basis for a claim of sexual harassment or racial or age discrimination.

     (p) Except as disclosed on Schedule "B" all taxes, including without limitation, income, property, special assessments, sales, use, franchise, intangibles, employees' income withholding and social security taxes, imposed by the United States or any state, municipality, subdivision, authority, which are due and payable, and all interest and penalties thereon, unless disputed in good faith in proper proceedings and reserved for or set aside, have been paid in full and all tax returns required to be filed in connection therewith have been accurately prepared and timely filed and all deposits required by law to be made by SURFSIDE with respect to employees' withholding and social security taxes have been made, unless otherwise disclosed. SURFSIDE is not and has no reason to believe that it will be the subject of an audit by any taxing authority. There is not now in force any extension of time with respect to the date when tax return was or is due to be filed, or any waiver or agreement by SURFSIDE for the extension of time for the assessment of any tax and SURFSIDE is not a "consenting corporation" within the meaning of
          Section 341(f)(1) of the Internal Revenue Code of 1986, as amended; and no shareholder of SURFSIDE is entitled to the distribution of previously taxed undistributed S corporation earnings and profits. All workers' compensation, disability and similar items due and payable under any governmental program have been paid.

     (q) SURFSIDE does not have any employee benefit, pension or profit sharing plans subject to ERISA and no such plans to which SURFSIDE is obligated or required to make contributions.

     (r) None of SURFSIDE's employees are represented by a collective bargaining agent or subject to a collective bargaining agreement and SURFSIDE considers its relations with its employees as a whole to be good, SURFSIDE has disclosed to CFIM all employee salary, compensation and benefit agreements and no employee has a written employment agreement.

     (s) No selling shareholder has guaranteed any obligation of SURFSIDE and SURFSIDE has not guaranteed the obligation of any other person.

     (t) The software has been copyrighted both in common law and statutorily by filing for copyright protection and copyrights have been issued. This is an on-going process with all new versions of the software. Trademark and service mark registration applications have been filed for the bird logo, for TranWare. A registered trademark for "Surfside Software Systems" has been awarded by the U.S. Patent and Trademark Office.

     Section 4.02. CFIM's representations and warranties. CFIM represents and warrants to SURFSIDE and to the Selling Stockholders that:

     (a) CFIM is a duly incorporated and existing corporation in good standing under the laws of its state of incorporation, has full corporate power to execute and deliver this Agreement, is qualified and in good standing as a foreign corporation in every jurisdiction where the conduct of its business or the nature of its properties require it to be qualified.

     (b) This Agreement has been duly and validly authorized, executed and delivered by CFIM and constitutes the legal, valid and binding obligation of CFIM enforceable against CFIM in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of, relating to or affecting shareholders and creditors rights generally and to general equitable principles.

     (c) The CFIM Stock, when issued by CFIM and authenticated and delivered by its transfer agent, as contemplated by this Agreement, will be duly and validly authorized, are validly issued and fully paid and non-assessable.

     (d) Except for such actions as may have been taken, no further action by or before any governmental body or authority of the United States of America, Federal Bankruptcy Court or any state thereof is required in connection with the execution and delivery of this Agreement by CFIM and the consummation of the transactions contemplated hereby.

     (e) The information CFIM has delivered to SURFSIDE was on the date reflected in each such item of information accurate in all material respects and such information at the date hereof as a whole did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; subject in all respects to reports filed by CFIM under the Exchange Act.

     (f) CFIM agrees to make additional capital contributions to Surfside, in an amount equal to not less than $250,000, to be paid in the following installments: a) $25,000 already advanced upon the signing of the letter of intent, b) $40,000 in additional equity upon the execution of the purchase and sale agreement, c) $60,000 in additional equity by March 1, 2000 d) $60,000 by April 15, 2000 and $65,000 in additional equity by June 1, 2000. CFIM also agrees that it will undertake on a best efforts basis, an additional funding into Surfside in the amount of $1,000,000 subject to certain benchmarks to be mutually agreed upon.

     Section 4.03. Nature and survival of representation and warranties; Remedies. All statements of fact contained in this Agreement, any certificate delivered pursuant to this Agreement, or any letter, document or other instrument delivered by or on behalf of SURFSIDE or CFIM and their respective officers, pursuant to the terms of this Agreement shall be deemed representations and warranties made by SURFSIDE and CFIM, respectively as the case may be, to each other under this Agreement. For purposes of this Section 4.03 and Section 10.01 only, any party or other person seeking to enforce, or claiming the benefit of, any representation and warranty under this Agreement is called a Claimant, and any party or other person against whom a right is claimed is called a Defendant. All representations and warranties of the parties shall survive the Closing and all inspections, examinations or audits on behalf of the parties; provided, however, that all representations and warranties shall terminate and expire, and be without further force and effect whatever from and after the two years from the date hereof, and neither CFIM nor SURFSIDE shall have any liability whatsoever on account of any inaccurate representation or warranty or for any breach of warranty, unless a Claimant shall, on or prior to the expiration of such one year period, serve written notice on a Defendant, with a copy to the Defendant's counsel, setting forth in reasonable detail the breach and any direct, incidental or consequential damages (including amounts) the Claimant may have suffered as a result of such breach.

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

     Section 5.01. Conduct of business prior to Closing.

     (a) From the date hereof to the Closing, SURFSIDE will conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its assets and properties in good condition and repair and maintain insurance thereon in accordance with present practices, it will use its best efforts (i) to preserve its business and organization intact, (ii) to keep available to CFIM the services of SURFSIDE's present employees, agents and independent contractors, (iii) to preserve for the benefit of CFIM the goodwill of suppliers, customers, distributors, landlords and others having business relations with it, and (iv) to cooperate and use reasonable efforts to obtain the consent of any landlord or other party to any lease or contract with SURFSIDE where the consent of such landlord or other party may be required by reason of the transactions contemplated hereby.

     (b) From the date hereof to the Closing, SURFSIDE shall not (i) dispose of any material assets, (ii) engage in any extraordinary transactions without CFIM's prior approval, including but not limited to, directly or indirectly, soliciting, entertaining, encouraging inquiries or proposals or entering into negotiation or agreement with any third party for sale of assets by SURFSIDE, sale of equity securities or merger, consolidation or combination with any company, (iii) grant any salary or compensation increase to any employee, or (iv) make any commitment for capital expenditures, other than as disclosed to CFIM and approved by it,

     Section 5.02. Notice of changes in information. Each party shall give the other party prompt written notice of any change in any of the information contained in their respective representations and warranties made in
     Article IV, or elsewhere in this Agreement, or the exhibits and schedules referred to herein or any written statements made or given in connection herewith which occurs prior to the Closing.

     Section 5.03. Notice of extraordinary changes. The SURFSIDE shall advise CFIM with respect to any of the following outside of ordinary course of business or which are materially adverse: (i)the entering into and cancellation or breach of contracts, agreements, commitments or other understandings or arrangements to which SURFSIDE is a party, including, without limitation, duplication or obsolescence of its Tranware Software, commitments for capital expenditures or improvements, orderly and gradual discontinuance or particular items or software, or (ii) any changes in purchasing, pricing or selling policy (including, without limitation, selling software at discounts); provided, however, that not withstanding anything contained in this subsection (C) SURFSIDE will not take or fail to take any action that, in CFIM's reasonable judgment, is likely to give rise to a substantial penalty or a claim for damages by any third party against SURFSIDE, or is likely to result in losses to either corporation, or is otherwise likely to prejudice in any material respect or unduly interfere with the conduct of its business and operations in the ordinary course consistent with prior practice, or is likely to result in a breach by SURFSIDE of any of its representations, warranties or covenants contained in this Agreement (unless any such breach is first waived in writing by CFIM).

     Section 5.04. Access to information and documents. Upon reasonable notice and during regular business hours, each party will give the other party, its attorneys, accountants and other representatives full access to its personnel (subject to reasonable approval as to the time thereof) and all properties, documents, contracts, books and records and will furnish copies of such documents (certified by officers, if so requested) and with such information with respect to its business, operations, affairs and prospects (financial and otherwise) as it may from time to time request, and the party to whom the information is provided will not improperly disclose the same prior to the Closing. Each party will afford the other party an opportunity to ask questions and receive answers thereto for purposes of due diligence. Any such furnishing of such information or any investigation shall not affect that party's right to rely on the other party's representations and warranties made in this Agreement or in connection herewith or pursuant hereto, The Selling Stockholders and SURFSIDE acknowledge that information which they receive regarding CFIM and its subsidiaries may include material non public information, their disclosure of which to third parties or their purchase or sale of CFIM's common stock in the public securities markets could result or constitute in violations of the federal securities laws.

     Section 5.05. Cooperation by the parties. Each party hereto shall cooperate and shall take such further action as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                                   ARTICLE VI
                 SECURITIES LAW MATTERS AND STATUS OF CFIM STOCK

     Section 6.01. Unregistered the CFIM Stock. The Selling Stockholders acknowledge that the CFIM Stock delivered as contemplated by this Agreement, and the underlying common stock into which it is convertible, is not being registered under the federal Securities Act of 1933, as amended, ("Securities Act") and the securities laws of the Stockholders' state of residence, and that the CFIM Stock is not transferable, except as permitted under various exemptions contained in the Securities Act and applicable state securities law. The provisions contained in the following sections are intended to ensure compliance with the Securities Act and applicable state securities law.

     Section 6.02. No transfers in violation of Securities Act. The Selling Stockholders agree not to offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of the CFIM Stock, except after full compliance with all of the applicable provisions of the Securities Act and applicable state securities law.

     Section 6.03. Investment intent. The Selling Stockholders represent and warrant to and covenant with CFIM by subscription agreement that they are acquiring the CFIM Stock for their own account for investment, and not with a view to resale or other distribution; that they currently have no intention of selling, assigning, transferring, pledging, hypothecating or otherwise disposing of all or any part thereof at any particular time, for any particular price, or on the happening of any particular event or circumstance; and they acknowledge that CFIM is relying on the truth and accuracy of their covenants, warranties and representations in issuing the CFIM Stock without first registering it under the Securities Act,

     Section 6.04. Conditions to sale and investment legend on certificates. The Selling Stockholders agree not to sell, assign, transfer, pledge, hypothecate or otherwise dispose of any of the CFIM Stock for two years following the Closing, unless and until they (i) have delivered to CFIM a written legal opinion in form and substance satisfactory to counsel for CFIM to the effect that the disposition is permissible under the terms of the Securities Act; (ii) have complied with the registration and prospectus delivery requirements of the Securities Act; or (iii) if more than one year after the Closing, have presented CFIM satisfactory evidence that the transfer will comply with Rule 144 under the Securities Act. The Selling Stockholders further agree that the certificates evidencing the CFIM Stock shall contain the following legend:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND IS A "RESTRICTED SECURITY" AS DEFINED UNDER SAID ACT. ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST THEREIN MAY BE SOLD, OFFERED FOR SALE, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED, EXCEPT BY BONA FIDE GIFT OR INHERITANCE, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS SECURITY UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO HITS THAT SUCH REGISTRATION IS NOT REQUIRED.

     The Selling Stockholders acknowledge CFIM will also place a "stop transfer" order against any transfer of the CFIM Stock until one of the conditions set forth in this section has been met.

     Section 6.05. Indemnification by the Selling Stockholders. If at any time in the future, the Selling Stockholders should offer, sell, assign, pledge, hypothecate, transfer or otherwise dispose of any of the CFIM Stock without registration under the Securities Act, unless an exemption from registration is available, the Selling Stockholders agree to indemnify and hold harmless CFIM against and from any and all claims, liabilities, penalties, costs and expenses which may be asserted against or suffered by CFIM as a result of the disposition.

     Section 6.06. State securities law. The Closing is subject to any and all requirements of the laws of the Selling Stockholders respective states of residence applying to the offer and sale of securities therein, In no event shall any party be liable to anyone for failure to sell or issue its securities pursuant to this Agreement, unless and until all applicable requirements of the law of the applicable state of the recipient's residence relating to the offer and sale have been satisfied.

     Section 6.07. SURFSIDE's stock. CFIM acknowledges that it is acquiring the SURFSIDE stock under the same terms and conditions set forth in this
     Article VI that apply to CFIM's stock.

                                   ARTICLE VII
                    FEDERAL INCOME TAX MATTERS AND ELECTIONS

     Section 7.01. Responsibility for understanding tax consequences. Each party shall be responsible for obtaining its own tax advice with respect to and understanding the federal income tax consequences of the transactions and the federal income tax consequences thereof contemplated by this Agreement,

                                  ARTICLE VIII
                          TERMINATION PRIOR TO CLOSING

     Section 8.01. Termination For Default.

     (a) CFIM may, by notice to the Selling Stockholders, given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by the Selling Stockholders or SURFSIDE in the observance or in the due and timely performance of any of the covenants and agreements contained, made by or imposed upon it, in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

     (b) The Selling Stockholders may, by notice to CFIM, given in the manner provided below on or at any time prior to the Closing Date, terminate this Agreement if default shall be made by CFIM in the observance or in the due and timely performance of any of its covenants and agreements contained in this Agreement, if the default has not been fully cured within fifteen days after receipt of the notice specifying the default.

     (c) Notwithstanding Section 2.05, the party giving notice of the other party's default, if the default is not cured as provided in subsection
          (a) or (b), above, will be entitled to recover from the defaulting party its costs incurred in connection with this Agreement.

     Section 8.02. Termination. If the Closing does not occur by January 31, 2000, either CFIM or the Selling Stockholders, if the party is not then in default in the observance or in the due or timely performance of any covenants and conditions under this Agreement, may at any time terminate this Agreement by giving written notice to the other.

     Section 8.03. Termination. CFIM may, at its option, terminate this Agreement prior to the Closing if the business or assets of Surfside have suffered any material damage, destruction or loss (whether or not covered by insurance).

                                   ARTICLE IX
                                     NOTICES

     Section 9.01. Procedure for giving notices. Any and all notices or other communications required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered (excluding telephone facsimile and including receipted express courier and overnight delivery service) or mailed by first class certified U.S. mail, return receipt requested showing name of recipient, addressed to the proper party.

     Section 9.02. Addresses for notices. For purposes of sending notices under this Agreement, the addresses of the parties are as follows:

     As to SURFSIDE and the Selling Stockholders:

                                               J. Steven Furniss
                                               601 Cleveland Street, Suite 300
                                               Clearwater, Florida 33755

                                               Copy to: James E. Furniss
                                                        Charles Iappini
                                                        Michael G. Little, Esq.,

As to CFIM:                              Stephen E. Williams, President
                                               CFI Mortgage, Inc.
                                               Suite 309
                                               631 U.S. Highway 1
                                               North Palm Beach, Florida 33408

                                               Copy to: Jackson L. Morris, Esq.
                                               3116 West North A Street
                                               Tampa, Florida 33609

     Section 9.03. Change of address. A party may change its address for notices by sending a notice of such change to all other parties by the means provided in Section 9.01.

                                    ARTICLE X
                              LEGAL AND OTHER COSTS

     Section 10.01. Party entitled to recover. In the event that any party (the "Defaulting Party") defaults in his or its obligation under this Agreement and, as a result thereof, the other party (the "Non-Defaulting Party") seeks to legally enforce his or its rights hereunder against the Defaulting Party (whether in an action at law, in equity or in arbitration), then, in addition to all damages and other remedies to which the Non-Defaulting Party is entitled by reason of such default, the Defaulting Party shall promptly pay to the Non-Defaulting Party an amount equal to all costs and expenses (including reasonable attorneys' fees and expert witness fees) paid or incurred by the Non-Defaulting Party in connection with such enforcement.

     Section 10.02. Interest. In the event the Non-Defaulting Party is entitled to receive an amount of money by reason of the Defaulting Party's default hereunder, then, in addition to such amount of money, the Defaulting Party shall promptly pay to the Non-Defaulting Party a sum equal to interest on such amount of money accruing at the rate of 1.5% per month during the period between the date such payment should have been made hereunder and the date of the actual payments thereof.

                                   ARTICLE XI
                                  MISCELLANEOUS

     Section 11.01. Effective date. The effective date of this Agreement shall for all purposes be the date set forth in the introductory paragraph hereto, notwithstanding a later actual date of execution by the parties.

     Section 11.02. Entire agreement. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof, superseding all prior agreements, understandings, representations and warranties.

     Section 11.03. Waivers. No waiver of any provision, requirement, obligation, condition, breach or default hereunder, or consent to any departure from the provisions hereof, shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     Section 11.04. Amendments. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by all of the parties hereto and amendment, modification or alteration of, addition to or termination of this Agreement or any provision of this Agreement shall not be effective unless it is made in writing and signed by the parties.

     Section 11.05. Construction. This Agreement has been negotiated by the parties, section by section, and no provision hereof shall be construed more strictly against one party than against the another party by reason of such party having drafted such provision. The order in which the provisions of this Agreement appear are solely for convenience of organization; and later appearing provisions shall not be construed to control earlier appearing provisions.

     Section 11.06. Invalidity. It is the intent of the parties that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision hereof shall be prohibited, invalid, illegal or unenforceable, in any respect, under applicable law, such provision shall be ineffective to the extent of such prohibition, invalidity or non enforceability only, without invalidating the remainder of such provision or the remaining provisions of this Agreement; and, there shall be substituted in place of such prohibited, invalid, illegal or unenforceable provision a provision which nearly as practicable carries out the intent of the parties with respect thereto and which is not prohibited and is valid, legal and enforceable.

     Section 11.07. Multiple counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and, taken together, shall be deemed one and the same instrument.

     Section 11.08. Assignment, parties and binding effect. This Agreement, and the duties and obligations of any party shall not be assigned without the prior written consent of the other party(ies). This Agreement shall benefit solely the named parties and no other person shall claim, directly or indirectly, benefit hereunder, express or implied, as a third-party beneficiary, or otherwise. Wherever in this Agreement a party is named or referred to, the successors (including heirs and personal representative of individual parties) and permitted assigns of such party shall be deemed to be included, and all agreements, promises, covenants and stipulations in this Agreement shall be binding upon and inure to the benefit of their respective successors and permitted assigns.

     Section 11.09. Survival of representations and warranties. The representations and warranties made herein shall survive the execution and delivery of this Agreement and full performance hereunder of the obligations of the representing and warranting party, subject to the provisions of Section 4.03.

     Section 11.10. Arbitration. Unless a court of competent jurisdiction shall find that a particular dispute or controversy cannot, as a matter of law, be the subject of arbitration, any dispute or controversy arising hereunder, other than suit for injunctive relief which can be granted only by a court of competent jurisdiction, shall be settled by binding arbitration in West Palm Beach, Florida by a panel of three arbitrators in accordance with the rules of the American Arbitration Association; provided, that the rules of discovery of the U.S. District Court with jurisdiction of the situs of the arbitration shall apply. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The parties may pursue all other remedies with respect to any claim that is not subject to arbitration.

     Section 11.11. Jurisdiction and venue. Any action or proceeding for enforcement of this Agreement and the instruments and documents executed and delivered in connection herewith which is determined by a court of competent jurisdiction not, as a matter of law, to be subject to arbitration as provided in Section 11.10 or which seeks injunctive relief shall be brought and enforced in the courts of the State of Florida in and for Palm Beach County and in the United States District Court for the Southern District of Florida, Palm Beach Division, and the parties irrevocably submit to the jurisdiction of each such court in respect of any such action or proceeding.

     Section 11.12. Applicable law. This Agreement and all amendments thereof shall be governed by and construed in accordance with the law of the State of Florida applicable to contracts made and to be performed therein (not including the choice of law rules thereof).

               IN WITNESS WHEREOF, the parties hereto have caused this agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, the day and year first above written

[Corporate Seal]                                  CFI Mortage, Inc.

Attest:                                       By: /s/ Stephen E. Williams
                                                  ------------------------------
                                                  Stephen E. Williams, President
/s/ [illegible]
------------------------

--------------------, Secretary


[Corporate Seal]                                  SURFSIDE, Inc.
Attest:                                       By: /s/ J. Steven Furniss
                                                  -----------------------------
                                                  J. Steven Furniss, President

/s/ Elizabeth G. Furniss
------------------------
Elizabeth G. Furniss
--------------------, Secretary


                                              The Selling Stockholders


/s/ J. Steven Furniss
------------------------
J. Steven Furniss


/s/ James E. Furniss
------------------------
James E. Furniss



------------------------
Charles Iappini

             AMENDMENT AND MODIFICATION TO STOCK EXCHANGE AGREEMENT

          This Amendment and Modification to Stock Exchange Agreement, made and entered into July 28, 2000 as of January 13, 2000, by and between CFI Mortgage, Inc., a Delaware corporation, ("CFIM") and J. Steven Furniss, James E. Furniss and Charles Iappini, (collectively, the "Selling Stockholders") and Inventek, Inc., a Florida corporation, doing business as Surfside Software Systems ("Surfside").

                                  WITNESSETH:

          Whereas, CFIM, Messrs. Furniss and Surfside executed and conducted the Closing pursuant to a Stock Exchange Agreement among the parties as of January 13, 2000 ("Stock Exchange Agreement"); and

          Whereas, Mr. Iappini has not executed the Stock Exchange Agreement, but is willing to do so and to Close with respect to the shares of Surfside common stock which he owns if he is relieved as provided herein of the representations and warranties which were to have been made by him jointly and severally with Messrs. Furniss and Surfside as set forth in Section 4.01 of the Stock Exchange Agreement; and

          Whereas, Mr. Iappini has not been engaged in the management or operations of or employed by Surfside, with the result that he is not in a position to know of the accuracy or inaccuracy of the representations and warranties set forth in Section 4.01 of the Stock Exchange Agreement; and

          Whereas, CFIM, Messrs. Furniss and Surfside are willing to make the amendment and modification of the Stock Exchange Agreement as provided herein as an inducement for Mr. Iappini to complete his part of the Stock Exchange Agreement;

          Now Therefore, in consideration of the premises set forth herein and other good and valuable consideration, including the reliance of each party on the other parties with respect to the subject matter hereof, receipt and sufficiency of which is hereby acknowledged, the parties agree that:

          Section 1. Relief of representations and warranties. Mr. Iappini is not making any of the representations and warranties set forth in Section 4.01 of the Stock Exchange Agreement, either individually or jointly with any other person and said Section 4.01 is hereby amended and modified to remove Mr. Iappini as a "Selling Stockholder" for purposes of said Section 4.01.

          Section 2. Mr. Iappini's ownership of Surfside shares. In lieu of all the representations and warranties set forth in said Section 4.01, Mr. Iappini represents and warrants to CFIM solely that he is the legal and beneficial owner of 50 (fifty) shares of Surfside common stock and he owns no other shares of Surfside common stock.

          Section 3. Exchange is not a breach, etc. Mr. Iappini's exchange of his Surfside common stock as contemplated by the Stock Exchange Agreement will not breach or violate any pledge, hypothecation, encumbrance, mortgage, security interest or other agreement or contract to which Mr. Iappini is a party, his Surfside common stock being subject to none of such things.

          Section 4. Tender and exchange of shares. Mr. Iappini will tender to CFIM his shares of Surfside common stock with the return of this Amendment and Modification fully executed and CFIM shall promptly deliver to Mr. Iappini his fractional share of the CFIM Stock and his Warrants, as provided in the Stock Exchange Agreement.

          In Witness Whereof, the undersigned have set their hands the dates after their respective names.

[Corporate Seal]                      CFI Mortage, Inc.
                                      By: /s/ Stephen E. Williams
                                          ------------------------------
                                          Stephen E. Williams, President


[Corporate Seal]                      Inventek, Inc.
                                      By: /s/ J. Steven Furniss
                                          ------------------------------
                                          J. Steven Furniss, President


                                      The Selling Stockholders

                                      /s/ J. Steven Furniss
                                      ------------------------
                                      J. Steven Furniss


                                      /s/ James E. Furniss
                                      ------------------------
                                      James E. Furniss


                                      /s/ Charles Iappini
                                      ------------------------
                                      Charles Iappini